Exhibit 10.23

Amendment No. 4 to

Convertible Loan Agreement

March [    ], 2023

FiveT Investment Management Ltd.

Suite 5B201, 2nd Floor, One Nexus Way

Camana Bay, Grand Cayman KY1-1108

Cayman Islands

Ladies and Gentlemen:

Reference is made to the Convertible Loan Agreement dated February 4, 2022, as amended on January 26, 2023, March 9, 2023 and March 23, 2023 (the “Agreement”), between FiveT Investment Management Ltd. (the “Lender”) and Altamira Therapeutics Ltd. (the “AMTL”). The parties hereby agree that, effective as of the date hereof, the Agreement shall be amended as follows:

1.	Section 4 is amended and restated in its entirety as follows:

Subject to Sections 6 (Event of Default), 7 (Change of Control Transaction) and 8 (Conversion), the total outstanding principal amount under the Loan including all accrued and unpaid Interest thereon shall become due and payable in cash no later than April 5, 2023 (the Maturity Date).”

2.	The following is added to the end of Section 14:

Notwithstanding anything contained herein or in the Pre-Funded Warrant, if any, to the contrary, in the event that as a result of a Qualifying Offering there is not sufficient authorized and unissued Common Shares available to be issued upon the exercise of all or any portion of (i) the Pre-Funded Warrant and/or (ii) the Other Offered Securities, if any, issuable hereunder to Lender with respect to Warrant Shares underlying the Pre-Funded Warrant, then Lender hereby agrees to waive any requirements set forth in the Pre-Funded Warrant and such Other Offered Securities requiring AMTL to keep reserved a sufficient amount of authorized and unissued Common Shares, and Lender agrees that it will not exercise the Pre-Funded Warrant or such Other Offered Securities to the extent there are insufficient authorized and unissued Common Shares, in each case until AMTL increases its amount of authorized Common Shares at its upcoming annual meeting of its shareholders.

Except as expressly set forth herein, the Agreement remains in full force and effect. All of the amendments set forth herein shall be deemed to have been made simultaneously. This amendment shall be governed by, and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflicts of laws principles and provisions). This amendment may be executed in counterparts, and delivery thereof may be made by facsimile or electronic transmission.

[Signature Page Follows.]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ALTAMIRA THERAPEUTICS Ltd.

By:
Name:	Thomas Meyer
Title:	Chairman and CEO

ACCEPTED as of the date first above written:

FIVET INVESTMENT MANAGEMENT LTD.

By:
Name:
Title:

[Signature Page to Amendment No. 4 to Convertible Loan Agreement]